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                                                                        [LOGO]

                              MASTER PURCHASE AGREEMENT

                                      No.   E/W

This Master Purchase Agreement ("Agreement") is entered into between Net Perceptions-TM-, Inc., a Delaware corporation with an office at 11200 West 78th Street, Suite 300, Minneapolis, MN 55344-3814 (Phone: 612-903-9424; Fax:
612-912-9425; E-mail: info@netperceptions.com) ("NPI") and the "Customer" listed below.

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The terms of this Agreement shall apply to each software license granted and to all services provided by NPI under this Agreement.

1.   DEFINITIONS

     1.1. "SOFTWARE" means the computer software described in the applicable Order Schedule, along with any Updates (as defined below) licensed to Customer pursuant to this Agreement. Unless otherwise indicated, the term "Software" will include the "Documentation."

     1.2. "DOCUMENTATION" means the reference materials, whether in printed or machine readable form, generally furnished with the Software.

     1.3. "UPDATES" means maintenance releases, improvements, and enhancements to the Software and/or the Documentation which are generally provided by NPI to customers receiving Support Services at no additional charge. Updates do not include releases, improvements, and enhancements for which NPI elects to charge separately.

     1.4. "ORDER SCHEDULE" means an order form including a description of the specific Software and Services that Customer is ordering. Each Order Schedule will be signed by the parties and, when accepted and signed by NPI, becomes a part of this Agreement.

     1.5. "SUPPORT SERVICES" means the remote telephone, fax, or e-mail consultation, bug fixes, error corrections, workarounds, and Updates as more specifically detailed in Section 4 and Exhibit A of this Agreement.

     1.6. "PROFESSIONAL SERVICES" means services provided to Customer pursuant to an Order Schedule for training, installation, education, application design, custom development or other consulting services.

     1.7. "SERVICES" means any combination of Support Services and Professional Services being provided to Customer by NPI pursuant to an Order Schedule.

     1.8. "SUPPORTED SOFTWARE LICENSE" means a Software license for which Customer has ordered Support Services for the relevant time period.

     1.9. "SOFTWARE KEY" means a device installed in the Software that is necessary for the operation of the Software and which may restricts the use of the Software.

2.   SOFTWARE LICENSE

     2.1. The Software, if any, ordered from time to time by Customer from NPI will be set forth on the Order Schedule attached hereto or on a subsequent Order Schedule. Subject to all the terms of this Agreement and payment of all fees, NPI grants Customer a nonsublicensable, nonexclusive, nontransferable license to use such Software in object code form only. Except as otherwise indicated in an Order Schedule, for each license granted, Customer will have the right to: (a) use the Software solely for Customer's own internal data processing operations; (b) move the Software temporarily in case of computer system malfunction; (c) makes copies of the Software solely for backup and archival purposes, provided that any such copy is subject to the terms of this Agreement; and (d) merge the Software into other programs for Customer's own use, provided that any portion of the Software so merged will be subject to the terms of this Agreement. NPI retains ownership of all Software and copies. Customer will maintain the copyright notice and any other notices that appear on the Software on any copies and any media.

     2.2. Customer's use of the Software is limited to that specifically permitted in this Agreement and the applicable Order Schedule(s), and shall be configured so as to require the presence of a Software Key in order for Customer to operate the Software. The Software Key may restrict Customer's access to the Software. Customer will not (and will not allow any third party to) reverse engineer or attempt to discover any source code or underlying ideas or algorithms of any Software (except to the extent that applicable law prohibits reverse engineering restrictions), provide, lease, lend, use for timesharing or service bureau purposes or otherwise use or allow others to use the Software for the benefit of any third party.

     2.3. Within the United States or Canada, Customer may transfer the Software to another CPU or Server of like kind in Customer's possession upon written notice to NPI so long as Customer uses the Software in accordance with the license(s) granted under this Agreement. Transfer of the Software

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           outside the United States or Canada may be permitted only with NPI's prior written consent. In such case, Customer agrees to: (a) comply fully with any relevant United States export controls; and
           (b) obtain all licenses and approvals required under applicable export laws and regulations.

3.   PROFESSIONAL SERVICES

     3.1. The Professional Services, if any, being ordered from time to time by Customer from NPI will be set forth on the Order Schedule attached hereto or on a subsequent Order Schedule. NPI will use its commercially reasonable efforts to complete the Professional Services within the time period specified on the applicable Order Schedule, provided that NPI shall have no liability for failure to meet the time period specified.

     3.2. Fees and other charges for Professional Services will be as provided in the applicable Order Schedule. Unless otherwise agreed, compensation for additional services not set forth on the applicable Order Schedule shall be on a time and expense basis at NPI's then current rates. NPI retains ownership of the results of all Professional Services.

     3.3. Customer may terminate any Professional Services ordered at any time prior to the completion thereof upon NPI's receipt of written notice of such suspension, provided that Customer is obligated to pay all monies owed to NPI prior to such termination (including any expenses incurred by NPI prior to such termination or as a result of such termination). In the event Customer suspends performance of Professional Services, in whole or part, under this Agreement for a period of ninety (90) days or more through no fault of NPI and subsequently requests NPI to resume such Professional Services, NPI's fees for the remainder of such Professional Services shall be at NPI's then current rates for such Professional Services.

     3.4. All documents furnished to NPI by Customer and all documents and supportive data (excluding any and all software) prepared by NPI under this Article 3 shall be Customer's property and shall be delivered to Customer at or before completion of the Professional Services. Nothing herein shall be deemed to transfer to Customer the ownership of any software developed by NPI. However, if Customer retains NPI to develop software or software applications specifically for Customer, Customer shall have a fully-paid up license to such software or software applications, subject to all of the terms and conditions of this Agreement. However, as between the parties, NPI will own all rights, title, interest and intellectual property with respect to the Software and all derivatives, enhancements and modifications of NPI's products, all of which are hereby retained by, or assigned to it, by Customer.

     3.5. Notwithstanding anything to the contrary in this Agreement, NPI shall not be prohibited or enjoined at any time by Customer from utilizing any "skills or knowledge of a general nature" acquired during the course of performing the Professional Services specified under this Agreement. For purposes of this Agreement, "skills or knowledge of a general nature" shall include, without limitation, information publicly known or that could reasonably have been acquired in similar work performed for another customer.

4.   SUPPORT SERVICES

     4.1. The Support Services, if any, being ordered from time to time by Customer from NPI will be set forth on the Order Schedule attached hereto or on a subsequent Order Schedule. NPI will provide Support Services to Customer so long as Customer has a Supported Software License. Support Services are available for the most current version of the Software and for the immediately previous sequential release for up to six 6 months after the current version becomes generally available. Detailed terms and conditions of Support Services are attached to this Agreement as Exhibit A.

     4.2. Except as set forth on the applicable Order Schedule, the initial term of Support Services for the Software begins on the later of
           (a) the delivery date of the Software (as applicable) or (b) the date specified in the applicable Order Schedule and shall continue in effect for twelve (12) consecutive months thereafter or until terminated by either party upon ninety (90) days prior written notice to the other party ("Support Period"). NPI will have no support obligation to Customer: (a) at the end of any Support Period unless Customer elects to obtain additional Support Services by paying NPI an annual Support Services renewal fee; (b) where Customer is using a version of the Software that is not the then-current or immediately previous sequential release; or (c) where the Software has been modified by Customer. In the event Customer elects not to obtain or renew Support Services, Customer may retain the Software but will have no further right to Support Services for the Software. Customer may reinstate any lapsed Support Services contract by paying NPI an amount equal to 120% of the amounts remaining on the contract to be reinstated.

     4.3. The Support Services rates on the applicable Order Schedule shall be effective for the initial term of the Support Services as defined therein. Rates for extension periods shall be at NPI's then current rates for the applicable Support Services.

5.   CONFIDENTIAL INFORMATION

     5.1. By virtue of this Agreement, either party may have access to the other party's information that is confidential ("Confidential Information"). Each party agrees to hold the other party's Confidential Information in confidence during the term of this Agreement and for a period of three years after termination. Each party further agrees that unless required by law and after written notice to the other party, it will not make any part of the other party's Confidential Information available in any form to any third party or use such Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take commercially reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

     5.2. "Confidential Information" means non-public information clearly identified as proprietary or confidential. Confidential Information may include (but is not limited to) information concerning business methods, business plans, customer information, data warehousing methodologies, the Software, the Documentation, pricing terms, and test results, including


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           the results of any evaluation of the Software or of a pre-production release thereof.

     5.3. Confidential Information does not include information that: (a) is or becomes generally available to the public through no act or omission of the other party; (b) is disclosed to the other party by a third party without restriction on disclosure and without breach of a nondisclosure obligation; or (c) is previously known (as evidenced by contemporaneous written evidence) to the other party without nondisclosure obligations.

6.   INDEMNIFICATION

     6.1. NPI shall hold Customer harmless from liability to third parties resulting from infringement by Software of any United States patent issued sixty (60) days or more before delivery of such Software or any copyright or misappropriation of any trade secret, provided NPI is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over defense and settlement; NPI will not be responsible for any settlement it does not approve in writing. The foregoing obligations do not apply with respect to the Software or portions or components thereof (i) not supplied by NPI, (ii) made in whole or in part in accordance to Customer specifications,
           (iii) that are modified after delivery by NPI, (iv) combined with other products, processes or materials where the alleged infringement relates to such combination, (v) where Customer continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (vi) where Customer's use of such Software is not strictly in accordance with this Agreement. Customer will indemnify NPI from all damages, settlements, attorneys' fees and expenses related to any claim of infringement or misappropriation excluded from NPI's indemnity obligation by the preceding sentence.

7.   LIMITED WARRANTY AND DISCLAIMER

     7.1. With respect to Software, NPI warrants for a period of thirty (30) days from Customer's first acquisition of Software that such Software will materially conform to NPI's then current user Documentation for such Software. This warranty covers only problems reported to NPI during the warranty period. ANY LIABILITY OF NPI WITH RESPECT TO THE SOFTWARE OR THE PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO SOFTWARE REPLACEMENT OR, IF REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN NPI'S OPINION, IMPRACTICAL, TO REFUND OF THE LICENSE FEE. EXCEPT FOR THE FOREGOING, ALL SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. FURTHER, NPI DOES NOT WARRANT RESULTS OF USE, THAT THE SOFTWARE IS BUG FREE OR THAT CUSTOMER'S USE WILL BE UNINTERRUPTED.

     7.2. NPI may provide Customer with a preproduction release of the Software (often labeled "beta release"). These releases are not suitable for commercial use. Such releases are provided on an "AS IS" basis. NPI does not warrant preproduction releases.

     7.3. With respect to Professional Services, NPI, EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THE APPLICABLE ORDER SCHEDULE, IF ANY, DISCLAIMS ALL WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, and the stated express warranties, if any, are in lieu of all other obligations or performance liabilities arising out of, or in connection with, the rendering of the Professional Services hereunder.

8.   LIMITATION OF LIABILITY

     NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, AND EXCEPT FOR BODILY INJURY, NPI SHALL NOT BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER WITH RESPECT TO THE APPLICABLE SOFTWARE OR SERVICE DURING THE SIX MONTH PERIOD PRIOR TO THE CAUSE OF ACTION; (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS; (III) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES; (IV) FOR INTERRUPTION OF USE, LOSS OR CORRUPTION OF DATA; OR (V) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL.

9.   TERM AND TERMINATION

     9.1. This Agreement will take effect on the Effective Date. This Agreement and each license granted hereunder, unless otherwise agreed, will remain in effect unless and until terminated by mutual agreement of the parties or as set forth herein.

     9.2. Customer may terminate this Agreement or any license(s) at any time upon written notice to NPI. NPI will have the right to terminate this Agreement or any license(s) granted hereunder if Customer fails to perform any material obligation under this Agreement (including the obligation to pay amounts due hereunder) and fails to cure such nonperformance within thirty (30) days following written notice of such failure.

     9.3. Except as otherwise provided herein, upon the effective date of any license termination, Customer shall cease using the Software provided under such license, return to NPI or destroy all copies of the Software (including copies in storage media) and Documentation, and provide NPI with written confirmation thereof. This requirement applies to all copies in any form, partial or complete, and whether or not merged into other materials. Upon the effective date of any license termination, the Customer relinquishes all rights granted under this Agreement with respect to the affected license(s).

     9.4. The following obligations will survive termination of this Agreement for any reason: (a) prohibitions against the use or


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           nondisclosure of Confidential Information; (b) indemnification;
           (c) obligations to make payments of amounts that become due under this Agreement prior to termination.

10. GENERAL TERMS

    10.1. PAYMENT. Customer agrees to pay NPI the license and service fees indicated in applicable Order Schedules. All fees are payable in full to NPI as specified in applicable Order Schedules. For any overdue payments, late fees will accrue at the lesser of: (a) 1% per
           month; or (b) the maximum rate allowed under law.   All fees are
           payable in U.S. dollars and do not include taxes. If NPI is required to pay any sales, use, GST, value-added withholding, or similar taxes or levies, such amounts (other than taxes based on NPI's income) will be billed to and paid by Customer.

    10.2. NOTICES. Any notices (including address change notices) will be in writing and will be deemed given when: (1) delivered personally; (2) sent by first class mail, return receipt requested; or (3) upon receipt by prepaid express courier. Notices will be addressed to NPI and Customer at the addresses set forth in this Agreement.

    10.3. ASSIGNMENT. The rights and obligations of Customer under this Agreement are not assignable without the prior written consent of NPI and any attempt to assign them without such consent will be void. NPI may assign, upon written notice to Customer, both the rights and obligations of this Agreement to any surviving corporation in any merger or consolidation to which it is a party or to any party that acquires all or substantially all of its capital stock or assets.

    10.4. WAIVER. The failure of a party to prosecute its rights with respect to a default or breach hereunder shall not constitute a waiver of the right to enforce its rights with respect to the same or any other breach.

    10.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Minnesota, USA.

    10.6. FORCE MAJEURE. Neither party shall be responsible for any delay in its performance due to causes beyond its reasonable control.

    10.7. U.S. GOVERNMENT USERS. If Customer is a unit or agent of the United States Government, or if a license hereunder is acquired pursuant to a contract with any such unit or agency, Customer agrees that the Software and Documentation are provided with Restricted Rights:
           Use, duplication, or disclosure is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 subparagraph (c)(1)(ii), or the Commercial Computer Software - Restricted Rights at CFR 52.227 19, subparagraphs (c)(1) and (2), as applicable. Manufacturer is Net Perceptions, Inc., 11200 West 78th Street, Suite 300, Eden Prairie, MN 55344.

    10.8. SEVERABILITY. In the event that any provision of this Agreement is found invalid or unenforceable, it will be enforced to the extent permissible and the remainder of this Agreement will remain in full force and effect.

    10.9. DUPLICATE ORIGINALS. This Agreement may be executed in any number of counterparts. Each counterpart shall be an original, and when taken together with all existing executed counterparts, shall form one and the same document.

    10.10. ENTIRE AGREEMENT. This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous discussions, representations, and proposals, written or oral, with respect to the subject matters discussed herein. No modification of this Agreement will be effective unless contained in writing signed by an authorized representative of each party. No term or condition contained in Customer's purchase order will apply unless expressly agreed to by NPI in writing.



The Effective Date of this Agreement is the later of the dates on which it is signed.

Accepted by Customer                         Net Perceptions, Inc.




-----------------------------------          -----------------------------------
Authorized Signature                         Authorized Signature

Name:                                        Name:
     ------------------------------               ------------------------------
Title:                                       Title:
      -----------------------------                -----------------------------
Date:                                        Date:
     ------------------------------               ------------------------------


               NET PERCEPTIONS, THE NET PERCEPTIONS LOGO AND GROUPLENS
                       ARE TRADEMARKS OF NET PERCEPTIONS, INC.


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                                      EXHIBIT A
                                   SUPPORT SERVICES
                                 TERMS AND CONDITIONS


1.   SUPPORT SERVICES TERMS AND CONDITIONS.  Capitalized terms not defined in
     Section 4 below have the same meaning as in the Agreement. NPI is obligated under this Exhibit A only with respect to Support Services for which it is obligated under Section 4 of the main body of the Agreement.

     Support Services consist of (a) Error Correction and Telephone Support provided to a single technical support contact concerning the installation and use of the then current release of Software and the immediately Previous Sequential Release and (b) updates that NPI in its discretion makes generally available without additional charge.

2. ERROR PRIORITY LEVELS. NPI shall exercise commercially reasonable efforts to correct any Error reported by Customer in the current unmodified release of Software in accordance with the priority level reasonably assigned to such Error by NPI.

     PRIORITY A ERRORS - NPI SHALL PROMPTLY COMMENCE THE FOLLOWING PROCEDURES:
     (i) ASSIGN NPI ENGINEERS TO CORRECT THE ERROR; (ii) NOTIFY NPI MANAGEMENT THAT SUCH ERRORS HAVE BEEN REPORTED AND OF STEPS BEING TAKEN TO CORRECT SUCH ERROR(S); (iii) PROVIDE CUSTOMER WITH PERIODIC REPORTS ON THE STATUS OF THE CORRECTIONS; AND (iv) INITIATE WORK TO PROVIDE CUSTOMER WITH A WORKAROUND OR FIX.

     PRIORITY B ERRORS - NPI MAY INCLUDE THE FIX FOR THE ERROR IN THE NEXT MAJOR RELEASE OF THE SOFTWARE.

     If NPI believes that a problem reported by Customer may not be due to an Error in Software, NPI will so notify Customer. At that time, Customer may
     (1) instruct NPI to proceed with problem determination at its possible expense as set forth below or (2) instruct NPI that Customer does not wish the problem pursued at its possible expense. If Customer requests that NPI proceed with problem determination at its possible expense and NPI determines that the error was not due to an Error in the Software, Customer shall pay NPI, at NPI's then-current and standard consulting rates, for all work performed in connection with such determination, plus reasonable related expenses incurred therewith. Customer shall not be liable for
     (i) problem determination or repair to the extent problems are due to Errors in the Software; (ii) work performed under this paragraph in excess of its instructions; or (iii) work performed after Customer has notified NPI that it no longer wishes work on the problem determination to be continued at its possible expense (such notice shall be deemed given when actually received by NPI). If Customer instructs NPI that it does not wish the problem pursued at its possible expense, or if such determination requires effort in excess of Customer's instructions, NPI may, at its sole discretion, elect not to investigate the error with any liability therefor.

3. EXCLUSIONS. NPI shall have no obligation to support: (i) altered or damaged Software or any portion of Software incorporated with or into other software; (ii) Software that is not the then current release or immediately Previous Sequential Release; (iii) Software problems caused by Customer's negligence, abuse or misapplication, use of Software other than as specified in the NPI's user manual or other causes beyond the control of NPI; or (iv) Software installed on any hardware that is not supported by NPI. NPI shall have no liability for any changes in Customer's hardware that may be necessary to use the Software due to a Workaround or maintenance release.

4.   DEFINITIONS.

     "Error" means an error in the Software that significantly degrades such Software as compared to NPI's published performance specifications.

     "Error Correction" means the use of reasonable commercial efforts to correct Errors.

     "Fix" means the repair or replacement of object or executable code versions of Software to remedy an Error.

     "Previous Sequential Release" means the release of Software that has been replaced by a subsequent release of the same Software. Notwithstanding anything else, a Previous Sequential Release will be supported by NPI only for a period of six (6) months after release of the subsequent release.

     "PRIORITY A ERROR" MEANS AN ERROR WHICH: (1) RENDERS THE SOFTWARE INOPERATIVE; (2) CAUSES SUCH SOFTWARE TO FAIL CATASTROPHICALLY; (3) SUBSTANTIALLY DEGRADES THE PERFORMANCE OF THE SOFTWARE; OR (4) MATERIALLY RESTRICTS CUSTOMER'S USE OF SUCH SOFTWARE.

     "PRIORITY B ERROR" MEANS AN ERROR THAT CAUSES ONLY A MINOR IMPACT ON THE CUSTOMER'S USE OF THE SOFTWARE.

     "Support Services" means NPI support services as described in Section 4.

     "Telephone Support" means technical support telephone assistance provided by NPI to the Technical Support Contact during normal business hours concerning the installation and use of the then current release of Software and the Previous Sequential Release.

     "Workaround" means a change in the procedures followed or data supplied by Customer to avoid an Error without substantially impairing Customer's use of Software.

THESE TERMS AND CONDITIONS CONSTITUTE A SERVICE CONTRACT AND NOT A PRODUCT WARRANTY. ALL SOFTWARE AND MATERIALS RELATED THERETO ARE SUBJECT EXCLUSIVELY TO THE WARRANTIES SET FORTH IN THE AGREEMENT. THIS ATTACHMENT IS AN ADDITIONAL PART OF THE AGREEMENT AND DOES NOT CHANGE OR SUPERSEDE ANY TERM OF THE AGREEMENT EXCEPT TO THE EXTENT UNAMBIGUOUSLY CONTRARY THERETO.